UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 17, 2010
Date of report (Date of earliest event reported)

GREENLIGHT CAPITAL RE, LTD.
(Exact name of registrant as specified in charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-33493 (Commission file number)	N/A (IRS employer identification no.)

65 Market Street, Suite 1207, Camana Bay, P.O. Box 31110, Grand Cayman, Cayman Islands (Address of principal executive offices)		KY1-1205 (Zip code)

(345) 943-4573
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 17, 2010, Greenlight Reinsurance, Ltd. (the “Company”), the principal subsidiary of Greenlight Capital Re, Ltd., entered into an amended and restated letter of credit agreement (the "Amended Agreement") with Butterfield Bank (Cayman) Limited  ("Butterfield Bank") to increase the aggregate amount of the facility from $25 million to $60 million effective June 17, 2010. The Amended Agreement supercedes and replaces the existing letter of credit agreement (the "Original Agreement") between the Company and Butterfield Bank and will be automatically extended by 364 days beyond the termination date of June 30, 2011, unless an event of default as specified in the Amended Agreement has occurred or either party delivers a written notice of termination ninety (90) days prior to the termination date.  The Amended Agreement contains customary events of default and restrictive covenants which are substantially similar to those contained in the Original Agreement with which the Company must comply, including but not limited to limitations on liens on collateral, transactions with affiliates, mergers and sales of assets, as well as solvency and maintenance of certain minimum pledged equity requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLIGHT CAPITAL RE, LTD.
(Registrant)

By:	/s/ Tim Courtis
Name:	Tim Courtis
Title:	Chief Financial Officer
Date:	June 23, 2010